SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2012

Liberto Inc.

(Exact name of registrant as specified in its charter)

NV	000-53983	TBA
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lot 78 Blk 7 Emerald St. Gold Riverville Subd., Montalban, Rizal	1860
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 63 9209380830

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 15, 2012, Ms. Rosielyn Baclig resigned as Secretary of the Company concurrently with the appointment of Mr. Edmundo Oblenida Carreos to act as our Secretary.

There was no known disagreement with Ms. Baclig on any matter relating to the Company’s operations, policies or practices.

Mr. Carreos is currently a director of the Company. He obtained his Bachelor’s of Science Degree from Pamantasa ng Lunsod ng Pasay in 1999. He has worked as a Product Manager for Pilipinas Makro, Inc. since 1999. In that position, Mr. Carreos manages sales and marketing of the company’s food products.

There are no family relationships between Mr. Carreos and any of our directors or executive officers.

Mr. Carreos has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any employment agreement with Mr. Carreos.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Liberto Inc.

/s/ Rosielyn Baclig

Rosielyn Baclig
President, Secretary, Treasurer and Director

Date: June 18, 2012

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